REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT, dated as of September 12, 2025 (this “Agreement”), is by and among GEMINI SPACE STATION, INC., a Nevada corporation (the “PubCo”), and the undersigned parties listed as “Holders” on the signature page hereto and any Person who hereafter becomes a party to this Agreement pursuant to the terms of this Agreement (each, a “Holder” and, collectively, the “Holders”).
a.Definitions. For purposes of this Agreement:
i.“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, now or hereafter, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.
ii.“Block Trade” means a registered securities offering in which an underwriter agrees to purchase Registrable Securities at an agreed price or pricing formula without a prior public marketing process (also may be commonly referred to as an overnight transaction).
iii.“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.
iv.“Class A Common Stock” means any Class A Common Stock, par value $0.001 per share, of PubCo.
v.“Class B Common Stock” means any Class B Common Stock, par value $0.001 per share, of PubCo.
vi.“Common Stock” means the Class A Common Stock and the Class B Common Stock.
vii.“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim, or liability (or any action in respect thereof) arises out of or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of PubCo, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
viii.“Deemed Liquidation Event” means: (A) any merger, consolidation, or recapitalization of PubCo in which stockholders immediately prior to such transaction do not own and control a majority of the voting power represented by the outstanding equity of the surviving entity after the closing of such transaction; or (B) a sale, exclusive license, or other transfer or disposition of all or substantially all of PubCo’s assets (determined on a consolidated basis) to any Person, that in each case is not pursuant to a Liquidation.
ix.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
x.“Excluded Registration” means (A) a registration relating to the sale or grant of securities to employees of the PubCo or a Subsidiary pursuant to a stock option, stock purchase, equity incentive, or similar plan; (B) a registration relating to a transaction under SEC Rule 145 under the Securities Act; (C) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (D) a registration in which the only PubCo Stock being registered is PubCo Stock issuable upon conversion of debt securities that are also being registered.
xi.“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
xii.“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by PubCo with the SEC.
xiii.“Holder” means any holder of Registrable Securities.
xiv.“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
xv.“Liquidation” means any liquidation, dissolution, or winding up, voluntary or involuntary, of PubCo.
xvi.“Person” means any natural person, partnership, trust, estate, tax-deferred account, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic, or any other entity in its own or any representative capacity.
xvii.“Registrable Securities” means any shares of Class A Common Stock (A) owned by a Holder on the date hereof, or (B) issued or issuable upon the conversion of shares of Class B Common Stock, including, in each case of clauses (A) and (B), any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares of Common Stock, or any stock dividend or stock distribution in respect of such shares of Common Stock; provided, however, such securities shall cease to be Registrable Securities on the earliest to occur of (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (b) such securities shall have been sold in accordance with Rule 144 and the restrictive legend shall have been removed; (c) such securities shall have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms hereof; (d) such securities shall have been otherwise transferred, new certificates or book entry credits for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; or (e) such securities have ceased to be outstanding.
xviii.“Registration Statement” means any registration statement of PubCo which covers any of the Registrable Securities, including the prospectus, amendments, and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.
xix.“SEC” means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
xx.“Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.
xxi.“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
xxii.“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
xxiii.“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by PubCo as provided in paragraph b(vi) of this Agreement.
xxiv.“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more Subsidiaries of that Person or a combination thereof.
b.Registration Rights. PubCo covenants and agrees as follows:

i.Demand Registration.
1.Form S-1 Demand. If PubCo is ineligible to file with the SEC a shelf registration statement on Form S-3 (or successor form) in accordance with paragraphs b(i)(2), at any time after one hundred eighty (180) days after the date hereof, if PubCo receives a request from Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding that PubCo file a Form S-1 registration statement with respect to Registrable Securities with an anticipated aggregate offering proceeds, net of Selling Expenses, that would exceed seventy-five million US dollars ($75,000,000), then PubCo shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to PubCo within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of paragraphs b(i)(3) and b(iii) of this Agreement.
2.Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, PubCo receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that PubCo file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering proceeds, net of Selling Expenses, of at least seventy-five million US dollars ($75,000,000), then PubCo shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act (or a post-effective amendment or prospectus supplement to an existing Form S-3 registration statement) covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to PubCo within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of paragraphs b(i)(3) and b(iii) of this Agreement. Such Form S-3 registration statement may also cover any other securities of PubCo and other Holders of PubCo’s securities.
3.Blackout Periods. Notwithstanding the foregoing obligations, if in the good faith judgment of the board of directors of PubCo it would be materially detrimental to PubCo and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, or to commence an offering, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving PubCo; (ii) require premature disclosure of material information that PubCo has a bona fide business purpose for preserving as confidential; or (iii) render PubCo unable to comply with requirements under the Securities Act or Exchange Act, then PubCo shall have the right to defer taking action with respect to such filing or offering, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that PubCo may not invoke this right more than once in any twelve (12) month period; and provided, further that PubCo shall not register any securities for its own account or that of any other equity holder during such ninety (90) day period other than in an Excluded Registration.
4.Restrictions on Demand Registrations. PubCo shall not be obligated to effect, or to take any action to effect, any registration or offering pursuant to paragraph b(i)(1) of this Agreement, (i) during the period that is sixty (60) days before PubCo’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a company-initiated registration; provided that PubCo is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after PubCo has effected two (2) registrations pursuant to paragraph b(i)(1) of this Agreement; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to paragraph b(i)(2) of this Agreement. PubCo shall not be obligated to effect, or to take any action to effect, any registration or offering pursuant to paragraph b(i)(2) of this Agreement, (i) during the period that is thirty (30) days before PubCo’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a company-initiated registration; provided that PubCo is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if PubCo has effected two (2) registrations pursuant to paragraph b(i)(2) of this Agreement within the twelve (12) month period immediately preceding the date of such request or more than four (4) registrations pursuant to paragraph b(i)(2) of this Agreement in the aggregate. A registration shall not be counted as “effected” for purposes of this paragraph b(i)(4) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to paragraph b(vi) of this Agreement, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this paragraph b(i)(4); provided that if such withdrawal is during a period PubCo has deferred taking action pursuant to paragraph b(i)(3) of this Agreement, then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this paragraph b(i)(4).
ii.Company Registration. If PubCo proposes to register (including for this purpose a registration effected by PubCo for stockholders other than the Holders) any of its common equity securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration, a Block Trade or an at-the-market offering), PubCo shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within ten (10) days after such notice is given by PubCo, PubCo shall, subject to the provisions of paragraph b(iii) of this Agreement, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. PubCo shall have the right to terminate or withdraw any registration initiated by it under this paragraph b(ii) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by PubCo in accordance with paragraph b(vi) of this Agreement.
iii.Underwriting Requirements.
1.If, pursuant to paragraph b(i) of this Agreement, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise PubCo as a part of their request made pursuant to paragraph b(i) of this Agreement, and PubCo shall include such information in the Demand Notice. The underwriter(s) will be selected by PubCo and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with PubCo as provided in paragraph b(iv)(5) of this Agreement) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties, or indemnities except as they relate to such Holder’s ownership of shares, the number of Registrable Securities it intends to sell, the name and address of such Holder, and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this paragraph b(iii), if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of

Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall be mutually agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
2.At any time and from time to time during the period a Form S-3 registration statement is effective, Holders of at least ten percent (10%) of the Registrable Securities then outstanding may, by written notice to PubCo, request an offering pursuant to the Form S-3 Registration Statement of all or part of the Registrable Securities held by such Holders (a “Shelf Take-Down”). Such Holders may, after any Form S-3 Registration Statement becomes effective, deliver a written notice to PubCo specifying that a Shelf Take-Down is intended to be conducted through an underwritten offering (including by means of a Block Trade) (such underwritten offering, an “Underwritten Shelf Take-Down”), which notice shall specify the number and type of Registrable Securities intended to be included in such Underwritten Shelf Take-Down and the intended method(s) of distribution thereof; provided, however, that the Holders may not request an Underwritten Shelf Take-Down the reasonably anticipated aggregate gross proceeds of which, net of Selling Expenses, are less than seventy-five million US dollars ($75,000,000). PubCo and Holders participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement (including a customary lock-up, if requested by the managing underwriter(s) in customary form with the managing underwriter(s) selected for such offering). PubCo may include in any Underwritten Shelf Take-Down (other than a Block Trade) pursuant to this clause any additional securities of the same class, subject to the Holders’ priority position set forth herein. Notwithstanding anything to the contrary herein, if a Holder wishes to engage in a Shelf Take-Down in the form of a Block Trade, such Holder shall notify PubCo of the Block Trade not less than five (5) Business Days prior to the day such Block Trade is to commence, and Persons other than such demanding Holder shall not be entitled to make a demand for, receive notice of, or elect to participate in, such Block Trade.
3.In connection with any offering involving an underwriting of shares of PubCo’s capital stock pursuant to paragraph b(ii) hereof, PubCo shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between PubCo and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by PubCo. If the total number of securities, including Registrable Securities, requested by equity holders to be included in such offering exceeds the number of securities to be sold (other than by PubCo) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then PubCo shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and PubCo in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (a) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by PubCo) are first entirely excluded from the offering or (b) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering. For purposes of the provision in this paragraph b(iii)(3) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
4.For purposes of paragraph b(i) of this Agreement, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in paragraph b(iii)(1) of this Agreement, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
iv.Obligations of PubCo. Whenever required under this paragraph b to effect the registration of any Registrable Securities, PubCo shall, as expeditiously as reasonably possible:
1.prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of common equity (or other securities) of PubCo, from selling any securities included in such registration;

2.prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
3.furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
4.use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that PubCo shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless PubCo is already subject to service in such jurisdiction and except as may be required by the Securities Act;
5.in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
6.use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by PubCo are then listed;
7.provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
8.promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of PubCo, and cause PubCo’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
9.notify each selling Holder, promptly after PubCo receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

10.after such registration statement becomes effective, notify each selling Holder of any request by the SEC that PubCo amend or supplement such registration statement or prospectus; and
11.use commercially reasonable efforts to ensure that, at all times after any registration statement covering a public offering of securities of PubCo under the Securities Act shall have become effective, its insider trading policy shall provide that PubCo’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
v.Furnish Information. It shall be a condition precedent to the obligations of PubCo to take any action pursuant to this paragraph b with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to PubCo such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
vi.Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to paragraph b, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements; and the reasonable fees and disbursements of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by PubCo; provided, however, that PubCo shall not be required to pay for any expenses of any registration proceeding begun pursuant to paragraph b(i) of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to paragraph b(i)(1) or paragraph b(i)(2) of this Agreement, as the case may be; provided, further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of PubCo from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to paragraph b(i)(1) or paragraph b(i)(2) of this Agreement. All Selling Expenses relating to Registrable Securities registered pursuant to this paragraph b (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
vii.Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this paragraph b.

viii.Indemnification. If any Registrable Securities are included in a registration statement under this paragraph b:
1.To the extent permitted by law, PubCo will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and PubCo will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this paragraph b(viii)(1) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of PubCo, which consent shall not be unreasonably withheld, nor shall PubCo be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.
2.To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless PubCo, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls PubCo within the meaning of the Securities Act, legal counsel and accountants for PubCo, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to PubCo and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this paragraph b(viii)(2) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this paragraph b(viii)(2)

and paragraph b(viii)(4) of this Agreement exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
3.Promptly after receipt by an indemnified party under this paragraph b(viii) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph b(viii), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this paragraph b(viii), solely to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph b(viii).
4.To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (A) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this paragraph b(viii) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this paragraph b(viii) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this paragraph b(viii), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the aggregate proceeds of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this paragraph b(viii)(4), when combined with the amounts paid or payable by such Holder pursuant to paragraph b(viii)(2) of this Agreement, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
5.Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
6.Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of PubCo and Holders under this paragraph b(viii) shall survive the completion of any offering of Registrable Securities in a registration under this paragraph b, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
ix.Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of PubCo to the public without registration or pursuant to a registration on Form S-3, PubCo shall:
1.make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;
2.use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of PubCo under the Securities Act and the Exchange Act; and furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (x) to the extent accurate, a written statement by PubCo that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the date hereof), the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after PubCo so qualifies); and (y) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after PubCo so qualifies to use such form).
x.Termination of Registration Rights. The rights of any Holder under this Agreement, including to request registration or inclusion of Registrable Securities in any registration pursuant to paragraph b(i) or paragraph b(ii) of this Agreement, shall terminate upon the earlier to occur of:
1.the closing of a Deemed Liquidation Event;
2.such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three (3) month period without registration; or
3.the fifth (5th) anniversary of the date hereof.
xi.Subsequent Registration Rights. From and after the date of this Agreement, PubCo shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of PubCo that would provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to Registrable Securities acquired by (a) any existing or new stockholder that holds Common Stock equal to at least ten percent (10%) of the aggregate amount of issued and outstanding Common Stock, or (b) Morgan Creek Gemini SPV, Inc. and its Affiliates (“MCD”) for so long as it holds at least fifty percent (50%) of the Series B Preferred Units of Gemini Space Station, LLC (on an as-converted basis) originally purchased by MCD (subject to adjustment for unit splits, recapitalizations and the like).
xii.Entire Agreement. This Agreement, together with the other documents and agreements referred to herein, is the entire, final, and complete agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings, whether written and oral, by and among the parties or their representatives with respect thereto.
xiii.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its rules of conflict of laws that would result in the application of the laws of another jurisdiction.

xiv.Jurisdiction; Waiver of Jury Trial.
1.Jurisdiction; Venue. PubCo, the Holders, and the other parties to this Agreement: (A) hereby irrevocably and unconditionally submit to the jurisdiction of the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada and to the jurisdiction of the United States District Court for the District of Nevada for the purpose of any suit, action, claim, or other proceeding arising out of or based upon this Agreement, (B) agree not to commence any suit, action, claim, or other proceeding arising out of or based upon this Agreement except in the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada and the United States District Court for the District of Nevada, (C) hereby waive, and agree not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any such suit, action, claim, or proceeding, any defense that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, claim, or proceeding is brought in an inconvenient forum (or any similar theory), that the venue of the suit, action, claim, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (D) agree that service of summons, complaint, or other process in connection with any such suit, action, claim, or other proceeding may be made as set forth in paragraph xv and that service so made will be as effective as if personally made in the State of Nevada.
2.Waiver of Jury Trial. The Holders waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between them relating to the subject matter of this Agreement and the relationship that is being established. The Holders also waive any bond or surety or security upon such bond which might, but for this waiver, be required of any of the other parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Holders acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Holders further warrant and represent that each has reviewed this waiver with its, his, or her, as the case may be, legal counsel or has knowingly and voluntarily elected not to have his, her or its legal counsel review this Agreement, and that each knowingly and voluntarily waives its, his, or her, as the case may be, jury trial rights following consultation with legal counsel or knowing waiver of his, her or its ability to consult with such legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver will apply to any subsequent amendments, renewals, supplements, or modifications to this Agreement or to any other documents or agreements relating to the transactions completed hereby. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. The substantially prevailing party in any action or proceeding relating to this Agreement will be entitled to receive an award of, and to recover from the other party or parties, any reasonable fees or expenses incurred by him, her, or it (including reasonable attorneys’ fees and disbursements) in connection with any such action or proceeding.
xv.Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Agreement, and shall be deemed to be properly given when: (i) if to a Holder, sent to the Holder’s email address on record with PubCo as designated by the Holder; or (ii) if to PubCo, delivered at PubCo’s principal place of business located at 600 Third Avenue, 2nd Floor, New York, NY 10016, attn: General Counsel (or to such other principal place of business as PubCo may designate and notify the Holders in accordance with this paragraph) together with a “.pdf” copy sent via email to notice@geminispacestation.com.
xvi.Counterparts and Email Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Holders had signed the same document. Such executions may be transmitted to PubCo or the other Holders via email and such email execution shall have the full force and effect of an original signature and shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
xvii.Interpretation. In this Agreement, unless otherwise defined: (i) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine, or neutral, as the context shall require; (ii) whenever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words, “without limitation”; (iii) the word “or” shall be disjunctive and not exclusive; and (iv) all terms defined in the singular shall have the same meanings when used in the plural and vice versa. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified, or supplemented, including (in the case of statutes) by succession of comparable successor statutes.
xviii.Amendments. No amendment of any provision hereof shall be valid and binding unless it is in writing and signed by PubCo and the Holders representing at least fifty percent (50%) (by number) of the Registrable Securities then outstanding. No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof.
xix.Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination will not affect the other provisions hereof, each of which will be construed and enforced as if the invalid or unenforceable portion were not contained herein solely to the extent of such invalidity of unenforceability. Such invalidity or unenforceability will not affect any valid and enforceable application thereof, and each such provision will be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.
xx.Successors and Assigns. Subject to the prior written consent of PubCo, a Holder may transfer or assign all or any portion of their respective rights provided in this Agreement in connection with the transfer of shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for Class A Common Stock. PubCo may make any Person who acquires such securities after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed joinder agreement from such Additional Holder in a form reasonably satisfactory to PubCo. Such joinder agreement shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a joinder agreement by such Additional Holder, the Class A Common Stock then owned, or underlying any securities convertible into or exchangeable or exercisable for Class A Common Stock then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
COMPANY:
Gemini Space Station, Inc.
By:    /s/ Tyler Meade
    Name:    Tyler Meade
    Title:    Chief Legal Officer

HOLDERS:
Nasdaq, Inc.
By:    /s/ Tal Cohen
    Name:    Tal Cohen
    Title:    President

HOLDERS:

Boost VC Accelerator 3, L.P.

By: Boost VC Accelerator 3 Partners
Its: General Partner

By:    /s/ Brayton Williams
    Name:    Brayton Williams
    Title:    President

HOLDERS:

By:    /s/ Eran Schreiber
    Name:    Eran Schreiber
    Title:    CFO, DGCT Diplomat     Mezzanine LLC

HOLDERS:

DRAPER ASSOCIATES VI BLOCKER, LLC
By:    /s/ Timothy C. Draper
    Name:    Timothy C. Draper
    Title:    Managing Member

HOLDERS:
DRAPERDRAGON DAF II, LP
By:    /s/ Andrew Tang
    Name:    Andrew Tang
    Title:    Authorized Signatory

HOLDERS:
DraperDragon SPECIAL ACCESS VI, LLC
By:    /s/ Andrew Tang
    Name:    Andrew Tang
    Title:    Authorized Signatory

HOLDERS:

10T G Holdings, LLC

By:    /s/ Eric Vincent
    Name:    Eric Vincent
    Title:    Authorized Signatory

HOLDERS:

10T DAE Expansion Fund, LP

By:    /s/ Eric Vincent
    Name:    Eric Vincent
    Title:    Authorized Signatory

HOLDERS:

By:    /s/ David C. Hendrickson
    Name:    David C. Hendrickson
    Title:    Partner, Helium-3 Ventures

HOLDERS:

By:    /s/ Elbert O. Robinson, Jr.
    Name:    Elbert O. Robinson, Jr.
    Title:    Marcy Venture Partners Culture     Fund II, L.P.

HOLDERS:

By:    /s/ Elbert O. Robinson, Jr.
    Name:    Elbert O. Robinson, Jr.
    Title:    Authorized Person for Marcy     Venture Partners Fund II LP

HOLDERS:

By:    /s/ Elbert O. Robinson, Jr.
    Name:    Elbert O. Robinson, Jr.
    Title:    Authorized Person for MVP     Gateway Fund, a Series of Marcy     Venture Partners Opportunity LLC

HOLDERS:
MBK Capital, LP – Series 104

By: K5 Global Technology, LLC it’s General Partner
By:    /s/ Bryan Baum
    Name:    Bryan Baum
    Title:    Managing Member

HOLDERS:

Morgan Creek Digital Fund III, LP
By:    /s/ Mark W. Yusko
    Name:    Mark W. Yusko
    Title:    Authorized Signer

HOLDERS:
Morgan Creek Private Opportunities, LLC Series M - Gemini
By:    /s/ Mark W. Yusko
    Name:    Mark W. Yusko
    Title:    Authorized Signer

HOLDERS:
Newflow Amity Fund I LP
By:    /s/ Jason M Levine
    Name:    Jason M Levine
    Title:    Managing Partner

HOLDERS:
Pantera Venture III LLC
By:    /s/ Matthew Gorham
    Name:    Matthew Gorham
    Title:    Authorized Signatory

HOLDERS:

PARAFI GROWTH FUND LP

By: ParaFi Capital LP, its investment manager
By:    /s/ Adrian Uberto
    Name:    Adrian Uberto
    Title:    Chief Operating Officer

HOLDERS:

PARAFI PRIVATE OPPORTUNITIES LLC – SERIES I

By: ParaFi Capital LP, its investment manager
By:    /s/ Adrian Uberto
    Name:    Adrian Uberto
    Title:    Chief Operating Officer

HOLDERS:

PARAFI PRIVATE OPPORTUNITIES LLC – SERIES I QP

By: ParaFi Capital LP, its investment manager
By:    /s/ Adrian Uberto
    Name:    Adrian Uberto
    Title:    Chief Operating Officer

HOLDERS:
Tessera Venture Partners Fund II, LP
By:    /s/ Sachin Jaitly
    Name:    Sachin Jaitly
    Title:    Authorized Signatory

HOLDERS:
TRB Fund Equity LLC
By:    /s/ Timothy R. Barakett
    Name:    Timothy R. Barakett
    Title:    Chairman

HOLDERS:

UTA VENTURES CAPITAL FUND IV, LP

By: UTA Ventures Capital Partners GP IV, LLC
Its: General Partner

By: United Talent Agency, LLC
Its: Sole Member
By:    /s/ Stephanie Liquori
    Name:    Stephanie Liquori
    Title:    Authorized Signatory

HOLDERS:
Van Eck Associates Corporation
By:    /s/ Lee Rappaport
    Name:    Lee Rappaport
    Title:    VP & CFO

HOLDERS:
WINKLEVOSS CAPITAL FUND, LLC
By: Winklevoss Capital Management, LLC
Its: Manager
By:    /s/ Cameron Winklevoss
    Name:    Cameron Winklevoss
    Title:    Manager

HOLDERS:
Jane Street Global Trading, LLC

By:    /s/ John Daniel Case
    Name:    John Case
    Title:    Authorized Signatory

HOLDERS:

By:    /s/ Toby Norton-Smith
    Name:    Toby Norton-Smith
    Title:    Managing Director, x15ventures

HOLDERS:

WC INVESTOR TWO HOLDINGS, LLC

By: WndrCo Holdings, LLC, its Sole Member

By: WndrCo LLC, its Manager
By:    /s/ Jeffrey Nykun
    Name:    Jeffrey Nykun
    Title:    Authorized Signatory